                                                                EXHIBIT NO. 11
                                                              OMB No. 1545--0365
                                                               Expires 10-31-84
Form 5305-A                                                   ------------------
(Rev. (Dec. 1981)                                                 Do NOT File
Department of the Treasury                                       with Internal
Internal Revenue Service                                        Revenue Service

                    Individual Retirement Custodial Account
              (Under Section 408(a) of the Internal Revenue Code)
          For Paperwork Reduction Act Notice, see back of this form.
--------------------------------------------------------------------------------

State of                               )
        ------------------------------- SS              For Use With
County of                              )    Hilliard-Lyons Government Fund, Inc.
--------------------------------------------------------------------------------

Depositor's name                              Depositor's Date of birth
                ----------------------------                            --------
Depositor's social security number
                                  ----------------------------------------------
Depositor's address
                   -------------------------------------------------------------
Custodian's name State Street Bank and Trust Company
                ----------------------------------------------------------------
Custodian's address or principal place of business Boston, Massachusetts
                                                  ------------------------------

     The Depositor whose name appears above is establishing an individual retirement account (under section 408(a) of the Internal Revenue Code) to provide for his or her retirement and for the support of his or her beneficiaries after death.

     The Custodian named above has given the Depositor the disclosure statement required under the Income Tax Regulations under section 408(i) of the Code.

     The Depositor has deposited with the Custodian
                                                   -----------------------------
($                 ) in cash.
  -----------------

     The Depositor and the Custodian make the following agreement.

                                   Article I

     The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The additional cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(a)(5), 402(a)(7), 403(a)(4), 403(b)(8),
405(d)(3), 408(d)(3), or 409(b)(3)(C) of the Code or an employer contribution to a simplified employee pension plan as described in section 408(k).

                                  Article II

     The Depositor's interest in the balance in the custodial account is nonforfeitable.

                                  Article III

     No part of the custodial funds may be invested in life insurance contracts nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5) of the Code).

                                  Article IV

     1. The Depositor's entire interest in the custodial account must be, or begin to be, distributed before the end of the tax year in which the Depositor reaches 70 1/2. By the end of that tax year, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

     (a)  A single-sum payment.

     (b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor. The payments must begin by the end of that tax year.

     (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her spouse. The payments must begin by the end of the tax year.

     (d) Equal or substantially equal monthly, quarterly, or annual payments over a specified period that may not be longer than the Depositor's life expectancy.

     (e) Equal, or substantially equal monthly, quarterly, or annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her spouse.

     Even if distributions have begun to be made under option (d) or (e), the Depositor may receive a distribution of the balance in the custodial account at any time by giving written notice to the Custodian. If the Depositor does not choose any of the methods of distribution described above by the end of the tax year in which he or she reaches age 70 1/2, distribution to the Depositor will be made before the end of that tax year by a single-sum payment. If the Depositor elects as a means of distribution (b) or (c) above, the annuity contract must satisfy the requirements of section 408(b)(1), (3), (4), and (5) of the Code. If the Depositor elects as a means of distribution (d) or (e) above, figure the payments made in tax years beginning in the tax year the Depositor reaches age 70 1/2 as follows:

     (i) For the minimum annual payment, divide the Depositor's entire interest in the custodial account at the beginning of each year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and his or her spouse, or the period specified under (d) or (e), whichever applies). Determine the life expectancy in either case on the date the Depositor reaches
            70 1/2 minus the number of whole years passed since the Depositor became 70 1/2.

     (ii) For the minimum monthly payment, divide the result in (i) above by 12.

     (iii)  For the minimum quarterly payment, divide the result in (i) by 4.

     2. If the Depositor dies before his or her entire interest in the account is distributed to him or her, or if distribution is being made as provided in (e) above to his or her surviving spouse, and the surviving spouse dies before the entire interest is distributed, the entire remaining undistributed interest will, within 5 years after the Depositor's death or the death of the surviving spouse, be distributed in a single sum or be applied to purchase an immediate annuity for the beneficiary or beneficiaries of the Depositor or the Depositor's surviving spouse. Under the terms of the annuity, payments will be made either over the life of the beneficiary or beneficiaries, or over a specified term not longer than the life expectancy of the beneficiary or beneficiaries. Any annuity contract purchased will be immediately distributed to the beneficiary or beneficiaries.

     3.   Exceptions.

     (a) No annuity contract needs to be purchased if distributions over a specified term began before the death of the Depositor and the term is for a period permitted under (d) or (e) above.

     (b) No distribution need be made if the beneficiary elects to treat the entire interest in the account under the distribution rules in paragraph 1 of this article.

                                   Article V

     Unless the Depositor dies, is disabled (as defined in section 72(m) of the Code), or reaches age 59 1/2 before any amount is distributed from the account, the Custodian must receive from the Depositor a statement explaining how he or she intends to dispose of the amount distributed.

                                  Article VI

     1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) of the Code and the related regulations.

     2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

-------------------------------------------------------------------------------

                            ADDITIONAL INSTRUCTIONS

I. It is important that Depositor read carefully the Prospectus about the shares of the Fund. The Prospectus for such shares, required to be delivered to Depositor by or on behalf of the Fund, describes any additional information Depositor should be aware of before making that selection. CUSTODIAN ASSUMES NO LIABILITY FOR INVESTMENT RESULTS OF DEPOSITOR'S SELECTION.

II. Depositor should seek advice from Depositor's attorney regarding the legal consequences (including but not limited to federal and state tax matters) of entering into this Agreement, contributing to the custodial account, and ordering Custodian to make distributions from the account. Depositor should understand that Custodian and the Fund (or any company associated therewith) are prohibited by law from rendering such advice.

                           APPENDIX "A" INCORPORATED
                         INTO ARTICLE IX OF AGREEMENT
                         ON I.R.S. FORM 5305-A BETWEEN

                State Street Bank and Trust Company, Custodian
                                      and
                                 The Depositor

  2. Depositor's Selection of Mutual Fund

     Depositor directs Custodian to invest all custodial funds in investment shares issued by the Fund until Depositor hereafter gives Custodian contrary instructions pursuant to Article IX, paragraph ("para.") 6 below, which governs investment of the custodial account in Fund shares.

  3. Opening Contribution

     (a) Initial Periodic Contribution. Initial contributions hereunder shall be in cash and are to be invested under this Agreement, which Depositor intends to be tax-deductible. Depositor contemplates future periodic contributions within the limits specified under heading "General Instructions" at bottom of page 2 of I.R.S. Form 5305-A, of which this is a part. Depositor assumes full and sole responsibility for making sure that the sum of periodic contributions during a single taxable year of Depositor do not exceed those limits. Depositor should not contribute after the custodial account ceases to be exempt by reason of either section 406(e) or 415(g) of the Internal Revenue Code.

     (b) Rollover Contribution. A rollover contribution by Depositor shall be a one-time deposit in cash to be invested under this Agreement. DEPOSITOR AGREES TO MAKE NO ADDITIONAL CONTRIBUTIONS, AND WARRANTS

(1) that the entire such amount is a "rollover contribution" received within sixty (60) days prior to reinvestment hereunder by Depositor as a lump-sum distribution within one taxable year from an employees' trust, an employee annuity, another individual retirement account or annuity, or a U.S. retirement bond, as described in Internal Revenue Code section 402(a)(5), 403(a)(4), 408(d) (3), or 409(b)(3)(C);

(2) that in the case of a rollover from an employees' trust or employee annuity, only the excess of the lump-sum distribution over amounts contributed thereto by Depositor makes up this rollover contribution, and no part of such distribution to Depositor consisted of property other than cash;

(3) within one (1) year of receiving such distribution, Depositor did not receive another distribution thereof which in turn constituted a "rollover" referred to in Code section 408(d)(3)(B); and

(4) the contribution as made satisfies all the requirements for rollover contributions as set forth under the Internal Revenue Code.

  4. Tax and Other Legal Matters

     DEPOSITOR ACKNOWLEDGES HAVING READ THE SECTIONS ENTITLED "INSTRUCTIONS" AT BOTTOM OF PAGE 2 OF I.R.S. FORM 5305-A (of which this is a part), which describe tax matters important to Depositor, and "ADDITIONAL INSTRUCTIONS" preceding Appendix "A."

  5. Custodian's Fees

     (a) For establishing this Agreement, Depositor shall pay Custodian a $5.00 one-time charge. Payment may be by separate check enclosed with the initial deposit; or Custodian will deduct it from the initial deposit.

     (b) In addition, Custodian shall be paid the following fees:
         Annual Maintenance Fee..........................................$10.00
         Fee for processing either a lump-sum distribution or transfer of assets of entire custodial account, or returning an excess contribution....................................................$10.00
         Fee for processing each periodic distribution (other than excess contribution)...................................................$ 2.00

     (c) Upon thirty (30) days' prior written notice, Custodian may substitute a fee schedule differing from the one above. Custodian's fees, any income, gift, estate and inheritance taxes and other taxes of any kind whatsoever, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the custodial account, that may be levied or assessed in respect to such assets, and all other administrative expenses incurred by Custodian in the performance of its duties including fees for legal services rendered to Custodian, may be charged to the custodial account, with the right to liquidate Fund shares for this purpose, or (at Custodian's option) to the Depositor.

  6. Custodial Account

     (a) This Agreement shall take effect only when accepted and signed by Custodian. As directed, Custodian shall then open and maintain a separate custodial account for Depositor and invest the initial contribution hereunder in shares of the Fund. "Fund" means Hilliard-Lyons Government Fund, Inc., a regulated investment company as defined in Internal Revenue Code section 851(a).

     (b) The Custodian does not undertake to render any investment advice whatsoever to Depositor; its sole duties are those prescribed in Article IX, para. 8(c).

     (c) The Custodian shall invest subsequent contributions as directed. However, if any such written instructions are not received as required, or if received, are in the opinion of Custodian unclear, or if the accompanying contribution exceeds $2,000, Custodian may hold or return all or a portion of the contribution uninvested without liability for loss, of income or appreciation, and without liability for interest, pending receipt of written instructions or clarification.

     (d) All dividends and capital gain distributions received on shares of the Fund held in the custodial account shall (unless received in additional shares) be reinvested in shares of the Fund, if available, which shall be credited to the account. If any distribution on such shares may be received at the election of the shareholder in additional such shares or in cash or other property, Custodian shall elect to receive it in additional such shares.

     (e) All Fund shares acquired by Custodian hereunder shall be registered in the name of Custodian (with or without identifying Depositor) or of its nominee. Custodian shall deliver, or cause to be executed and delivered, to Depositor all notices, prospectuses, financial statements, proxies, and proxy soliciting materials relating to such Fund shares held in the custodial account. Custodian shall not vote any such Fund shares except in accordance with written instructions received from Depositor.

  7. Distributions

     (This paragraph 7 supplements Article IV on Form 5305-A of the Agreement and must be read in conjunction with it).

     (a) Distribution of the custodial account assets in accordance with Article IV shall be made in a manner set forth in subparagraph (c)(1) or (2), whichever applies, except as Article IV otherwise requires and at such time as Depositor (or Depositor's Beneficiary if Depositor is deceased) shall elect by written order to Custodian, provided that distribution (except for distribution on account of Depositor's disability or death, return of an "excess contribution" referred to in subparagraph (d), or a "rollover" from this account), must be no earlier than age 59 1/2 if Depositor wants to avoid an "early distribution additional tax" under Code section 408(f). For that purpose, Depositor will be considered disabled if Depositor can prove, as provided in Code section 72(m)(7), that Depositor is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. Depositor (or Depositor's Beneficiary if Depositor is deceased) will order distribution in the manner and at the time permitted or required by Article IV and this paragraph. Custodian assumes no responsibility for the tax treatment of any distribution from the custodial account; such responsibility accrues solely to the person ordering the distribution.

     (b) Custodian assumes (and shall have) no responsibility to make any distribution on order of Depositor (or Depositor's Beneficiary if Depositor is deceased) unless and until such order specifies the occasion for

     9.  Amendment
         (This paragraph 9 supplements Article VIII on Form 5305-A.)
         (a) Depositor retains the right to amend this Agreement in any respect at any time, effective on a stated date which shall be at least sixty (60) days after giving written notice of the amendment (including its exact terms) to Custodian by registered or certified mail unless Custodian waives such notice as to that amendment. If Custodian does not wish to continue serving in that capacity under this Agreement as so amended, it may resign in accordance with
Article IX, para 10. Depositor also delegates to the distributor (principal underwriter) of the Fund Depositor's right so to amend, including retroactively, as necessary or appropriate in the opinion of counsel satisfactory to the distributor, in order to conform with pertinent provisions of the Code and other laws or successor provisions of law or to obtain a governmental ruling that such requirements are met, to adopt a prototype or master plan for investment in shares of the Fund, or as otherwise may be advisable in the opinion of such counsel. Such an amendment by the distributor shall be communicated in writing to Depositor and Custodian, and Depositor shall be deemed to have consented thereto unless, within thirty (30) days after such communication to Depositor is mailed, Depositor either (1) gives Custodian a proper written order for a lump-sum distribution of the custodial account, or (2) removes Custodian and simultaneously appoints a Successor Custodian under Article IX, para. 10.

         (b) This paragraph 9 shall not be construed to restrict Custodian's freedom to substitute fee schedules in the manner provided by Article IX, para. 5(c), and no such substitution shall be deemed to be an amendment of this Agreement.

     10.  Resignation or Removal of Custodian
         (a) Custodian may resign at any time upon at least thirty (30) days prior notice in writing to Depositor, and may be removed by Depositor at any time upon at least thirty (30) days' prior notice in writing to Custodian. Upon such resignation or removal, Depositor shall appoint a Successor Custodian to serve under this Agreement. Upon receipt by Custodian of written acceptance of such appointment by the Successor Custodian, Custodian shall transfer to such Successor the assets of the custodial account and all necessary records (or copies thereof) pertaining thereto, provided that (if so requested by Custodian) any Successor Custodian agrees not to dispose of any such records without Custodian's consent. Custodian is authorized, however, to reserve such a portion of such assets as it may deem advisable for payment of all its fees, compensation, costs, and expenses, or for payment of any other liabilities constituting a charge on or against the assets of the custodial account or on or against Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the Successor Custodian.

         (b) If within thirty (30) days after Custodian's resignation or removal or such longer time as Custodian may agree to, Depositor has not appointed a Successor Custodian which has accepted such appointment, Custodian shall terminate the custodial account pursuant to Article IX, para. 11, unless within that time the distributor referred to in Article IX, para. 9(a), appoints such Successor and gives written notice thereof to Depositor and Custodian.

         (c) Custodian shall not be liable for the acts or omissions of such Successor.
         (d) The Custodian, and every Successor Custodian appointed to serve under this Agreement, must be a bank as defined in Code section 401(d) (1) or such other person who qualifies to serve in the manner prescribed by Code section 408(a) (2) and satisfies the Depositor, distributor, or Custodian, upon request, as to such qualification.
         (e) After Custodian has transferred the custodial account assets (including any reserve balance as contemplated above) to the Successor Custodian, Custodian shall be relieved of all further liability with respect to this Agreement, the custodial account, and the assets thereof.

     11.  Termination of Account
         (a) Custodian shall terminate the custodial account if, within the time specified in Article IX, para. 10(b), after Custodian's resignation or removal, neither Depositor nor the distributor has appointed a Successor Custodian which has accepted such appointment. Termination of custodian account shall be effected by distributing all assets thereof in a lump sum in cash or in kind to Depositor, subject to Custodian's right to reserve funds as provided in Article IX, para. 10(a).
         (b) Upon termination of the custodial account this Agreement shall terminate and have no further force and effect, and Custodian shall be relieved from all further liability with respect to this Agreement, the custodial account, and all assets thereof so distributed.

     12.  Miscellaneous
         (a) References herein to the "Internal Revenue Code" or "Code" and sections thereof shall mean the same as amended from time to time hereafter, including successors to such sections.
         (b) Except where otherwise specifically required in this Agreement, any notice from Custodian to any person provided for in this Agreement shall be effective if sent by first-class mail to such person at that person's last address on Custodian's records.
         (c) This agreement is accepted by Custodian in, and shall be construed and administered in accordance with the laws of, the Commonwealth of Massachusetts. This Agreement is intended to qualify under section 408 of the Code as an Individual Retirement Account and to entitle Depositor to the Retirement Savings deduction under section 219 of the Code, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with that intent. However, neither the Custodian nor the Fund (or company associated therewith), shall be responsible for whether or not such intentions are achieved through use of this Agreement, and Depositor is referred to Depositor's attorney for any such assurances.


HILLIARD-LYONS GOVERNMENT FUND, INC.
INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

                                                                                                    Important Notice on Reverse Side
                                                                                                          Please Read Carefully

BENEFICIARY DESIGNATION
UNDER ARTICLE IX, PARAGRAPH 7(c) (2)

TO: State Street Bank and Trust Company, Custodian                 Custodial Account Number, (if assigned)__________________________
    P.O. Box 1912
    Boston, Massachusetts 02105

Name of Depositor __________________________________________________________________________________________________________________

Name of person making this designation, if Depositor is deceased: __________________________________________________________________

Upon my death while having any interest in the custodial account, the following person or persons shall receive the account. All previous beneficiary designations hereby are revoked.

Beneficiary: _______________________________________________________________________________________________________________________

             _______________________________________________________________________________________________________________________

Address of each Beneficiary specifically named above:

             _______________________________________________________________________________________________________________________

             _______________________________________________________________________________________________________________________

Date _________________________________ Depositor's Signature________________________________________________________________________

SAMPLE BENEFICIARY DESIGNATIONS

     1.  Priscilla Alden, wife, if living, otherwise to James Alden, son, if living.
     2.  James Alden, son, and Mary Alden, daughter, in equal shares or all to the survivor if any.
     3.  Priscilla Alden, wife, if living, otherwise to James Alden, son, and Mary Alden, daughter, in equal shares or all to the survivor if any.
     4.  Priscilla Alden, wife, if living, otherwise in equal shares to all children of the Depositor who survives.

-------------------------------------------------------------DETACH HERE------------------------------------------------------------


HILLIARD-LYONS GOVERNMENT FUND, INC.
INDIVIDUAL RETIREMENT CUSTODIAL ACCOUNT

                                                                                                    Important Notice on Reverse Side
                                                                                                          Please Read Carefully

BENEFICIARY DESIGNATION
UNDER ARTICLE IX, PARAGRAPH 7(c) (2)

TO: State Street Bank and Trust Company, Custodian                 Custodial Account Number, (if assigned)__________________________
    P.O. Box 1912
    Boston, Massachusetts 02105

Name of Depositor __________________________________________________________________________________________________________________

Name of person making this designation, if Depositor is deceased: __________________________________________________________________

Upon my death while having any interest in the custodial account, the following person or persons shall receive the account. All previous beneficiary designations hereby are revoked.

Beneficiary: _______________________________________________________________________________________________________________________

             _______________________________________________________________________________________________________________________

Address of each Beneficiary specifically named above:

             _______________________________________________________________________________________________________________________

             _______________________________________________________________________________________________________________________

Date _________________________________ Depositor's Signature________________________________________________________________________

SAMPLE BENEFICIARY DESIGNATIONS

     1.  Priscilla Alden, wife, if living, otherwise to James Alden, son, if living.
     2.  James Alden, son, and Mary Alden, daughter, in equal shares or all to the survivor if any.
     3.  Priscilla Alden, wife, if living, otherwise to James Alden, son, and Mary Alden, daughter, in equal shares or all to the survivor if any.
     4.  Priscilla Alden, wife, if living, otherwise in equal shares to all children of the Depositor who survives.